EXHIBIT 32.1

CERTIFICATIONS UNDER SECTION 906 OF SARBANES-OXLEY

In connection with the annual report of Eiger Technology, Inc. (the “Company”) on Form 20-F for the fiscal year ending September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gerry Racicot, President & C.E.O. of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ GERRY RACICOT
Name: Gerry Racicot
Title: President & Chief Executive Officer
November 2, 2005